Exhibit 11

                        FEI COMPANY AND SUBSIDIARIES

               SCHEDULE OF COMPUTATION OF EARNINGS PER SHARE
               (In Thousands except share and per share data)

WEIGHTED AVERAGE NUMBER OF SHARES

The weighted average number of shares of common stock and common stock equivalents, after adjusting for the two-for-three reverse split on May 15, 1995, was determined as follows:

Outstanding options for common stock and convertible warrants and options have been included in the calculation of common and common equivalent shares using the treasury stock method based on an assumed initial public offering price of $9.50 per share as the market price for the three months and six months ended June 30, 1995, and an average market price of $15.36 per share for the three months and $13.30 per share for the six months ended June 30, 1996.

                                                 Three Months Ended         Six Months Ended
                                                      June 30,                  June 30,
                                                 ------------------        ------------------
                                                 1995         1996         1995          1996

Common Stock
  Shares outstanding, beginning of period      4,370,372    7,701,925    4,363,705    7,222,394
  Shares issued on exercise of options (1)         4,597       57,070        5,928       37,043
  Shares issued on exercise of warrants (2)       12,165       33,530        6,083       16,765
  Shares issued on conversion of options
    from debt agreement (7)                         --           --           --        310,257
  Shares issued on completion of initial
    public offering (3)                          686,813         --        343,407         --
  SEC SAB 83 shares (4)                          270,246       45,339      270,246      121,813
                                              ----------   ----------   ----------   ----------
                                               5,344,193    7,837,864    4,989,369    7,708,272
                                              ----------   ----------   ----------   ----------

Common stock equivalents:
  Warrants (5)                                   282,510      127,786      278,097      137,174
  Options (6)                                    240,098      278,228      226,141      192,186
                                              ----------   ----------   ----------   ----------
                                                 522,608      406,014      504,238      329,360
                                              ----------   ----------   ----------   ----------

Weighted average number of shares              5,866,801    8,243,878    5,493,607    8,037,632
                                              ==========   ==========   ==========   ==========

Net income (loss)                             $      745   $      709   $    1,270   $    1,454
                                              ==========   ==========   ==========   ==========

Net income (loss) per share                   $     0.13   $     0.09   $     0.23   $     0.18
                                              ==========   ==========   ==========   ==========


- -------------------
(1)  Under 1984 Stock Incentive Plan: weighted average shares from exercise date of option.
(2)  Weighted average share from conversion date of warrant.
(3)  Initial public offering of June 1, 1995: weighted average shares from date of sale.
(4)  Employee options issued January 1, 1994
       to April 21, 1995                         105,278      118,783      105,278      122,848
     Less shares reacquired under treasury
       stock method                              101,698       73,444      101,698       90,412
                                                 -------      -------      -------      -------
                                                   3,580       45,339        3,580       32,436
     Convertible options - debt
       agreement (7)                             266,666            0      266,666       89,377
                                                 -------      -------      -------      -------
     Net SAB No. 83 shares                       270,246       45,339      270,246      121,813
                                                 =======       ======      =======      =======

(5) Warrants issued 9/1/88 and 10/3/88 for 200,000 shares each, less shares reacquired under treasury stock method.

(6) Options granted on annual basis under plan, less shares reacquired under treasury stock method.

(7) Convertible options - debt agreements issued prior to January 1, 1994 are excluded from SAB No. 83 shares. Further, such options are anti-dilutive and, therefore, presentation of fully diluted earnings per share is not required. Share amounts are weighted average shares from/to exercise date of option.